SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES

        LIST OF SUBSIDIARIES OF SIMPSON MANUFACTURING CO., INC.
                         AT MARCH 15, 1997

                            EXHIBIT 21

     1.   Simpson Holdings, Inc., a California corporation

     2.   Simpson Strong-Tie Company Inc., a California corporation

     3.   Simpson Dura-Vent Company, Inc., a California corporation

     4.   Simpson Strong-Tie International, Inc., a California corporation

     5.   Simpson Venture Capital Company, Inc., a California corporation

     6. Simpson Manufacturing International Corporation, a Barbados corporation

     7.   Ackerman Johnson Fastening Systems, Inc., an Illinois corporation

     8.   Simpson Strong-Tie Canada, Limited., a Canadian corporation

     9.   Simpson Strong-Tie France, Limited., a French corporation

     10.  Patrick Bellion, S.A., a French corporation

     11.  Dual Fastening, Inc., a Georgia corporation

Each subsidiary of Registrant does business using its respective name listed above, and Simpson Strong-Tie Canada, Limited, uses as a fictitious business name, "Isometric Limited."